Exhibit 23.3

June 20, 2019

Weibo Corporation

8/F, QIHAO Plaza, No. 8 Xinyuan S. Road
Chaoyang District, Beijing 100027
People’s Republic of China

We hereby consent to references to our name under the headings “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-3, originally filed by Weibo Corporation on June 20, 2019 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and further consent to the incorporation by reference of the summaries of our opinions under the headings “Risk Factors” and “Taxation” into the Supplement Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,
For and on behalf of

/s/ TransAsia Lawyers
TransAsia Lawyers